INFINEX VENTURES INC.

3914 Seaton Place, Las Vegas, Nevada 89121

Tel: 702-387-4005 - Fax: 702-387-4006

(CNW GROUP) Infinex Ventures, Inc.

Trading Symbol: IFNX: OB

January 18, 2006

Infinex Announces Change to Joint Venture and Option Agreement

Infinex Ventures Inc. (IFNX:OB - News; “the Company”) and its Board of Directors are please to announce that Infinex has increased its option in the Yew Claims to a 60% interest from the 55% interest originally agreed upon in the Joint Venture and Option Agreement dated June 14th 2004.

YEW CLAIMS

The Yew Claims are located on Texada Island, B.C. This region has a long history of mining dating back to 1876. Several high grade copper gold skarns were mined in the area. The geology of the Yew Claims is set out in MINFILE 092F/516 is as follows:

“The area is dominated by Upper Triassic Karmutsen Formation (Vancouver Group) volcanic rocks consisting of typically fine-grained and/or feldspar phyric basalts and amygdaloidal basalts with minor intercalated limestone beds. At the Yew occurrence, stratigraphy is comprised of three rock units of the Karmutsen Formation. A lower, thick series of green- grey basalt flows that texturally change from amygdaloidal and non- amygdaloidal sequences, is overlain by a thin, white-grey fine-grained limestone that rapidly thins and thickens over short distances. Overlying the limestone is an amygdaloidal basalt breccia with fragments of amygdaloidal basalt up to 15 centimetres. White zeolites, epidote, pyrite, quartz and chlorite comprise vesicle fillings within the basalts. Two hundred metres north of the occurrence, two small diorite plugs intrude the basalts.

Massive pyrite, magnetite, pyrrhotite, minor chalcopyrite and trace bronite replaces limestone at the lower contact of the limestone bed. The mineralized zone is flat-lying, close to surface, thin and tabular, and ranges in thickness from 0.4 to 1.8 metres. Representative samples of the sulphide layer from a pit assayed up to 61.29 grams per tonne gold and up to 56.90 grams per tonne silver (Vancouver Stockwatch, January 19, 1988). A second zone comprising garnet-epidote skarn within basalt occurs below the massive mineralization and contains visible native gold. A drill hole intersection over 30 centimetres assayed 128.92 grams per tonne gold (Assessment Report 1486).”

DRILLING

In July of 2004 Infinex commenced its initial drill program on the Yew Property. The diamond drill program totalled 1,541.4 metres via 25 drill holes. Nine (9) of these drill holes contained variable thickness of skarn associated mineralization carrying appreciable gold and accessory silver and copper values. The near surface mineral zone continues to be the most prospective zone of potential exploitation on the property. Gold values of interest were returned from 5 drill holes. Attached is a table providing assay data related to mineral intervals within these drill holes.

Hole No.	Interval	Width	Description	Gold (ppb)	Silver (ppm)	Copper(ppm)
Y04-08	6.63-7.4 7.4-7.67 7.67-8.9	0.77 m 0.27m 1.23m	Semimsv py, mag +20% diops., garnet, qtz Semimsv magnetite + pyrite 20% skarn Pyritic basalt	314 2304 2823	1.0 0.6	775 2304 4823
Y04-09	7.01-7.84	0.83 m	Massive f.g. magnetite, 20% skarn	512	0.3	1433
Y04-10	9.75-10.55	0.80 m	Massive pyrite w. 10-20% magnetite, quartz	4679	5.0	7366
Y04-11	18.92-20.42 26.17-27.85	1.50 m 1.68 m	Basalt w. 10cm semimsv py @19.8 m Massive coarse grained replacement pyrite	9405 338 (296)	0.5 --	242 199
Y04-12	21.96-22.56	0.60 m	Massive pyrite, 20-30% magnetite, quartz (brkn)	18563	2.6	2490

Definition drilling has been recommended to further delineate the main mineral area.

On Behalf of the Board

INFINEX VENTURES INC.

“Michael De Rosa”

Michael De Rosa, President

Contact Mr. Michael De Rosa www.infinexventures.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Infinex Ventures, Inc. has little or no control.